UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________
 FORM 8-K
_______________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 8, 2013
__________________________________________________________________________
FMC CORPORATION
(Exact name of registrant as specified in its charter)
__________________________________________________________________________

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
__________________________________________________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Graham Wood as Vice President and Controller
On August 8, 2012, Mr. Graham Wood notified the Company that he intends to resign from his positions as Vice President and Controller of FMC Corporation (“FMC” or the “Company”) effective September 1, 2013. Mr. Wood will continue as an employee of the Company providing transition assistance relating to the orientation and integration of his successor until his retirement on October 1, 2013.
Election of Nicholas L. Pfeiffer as Corporate Controller

On August 12, 2013, the Company announced that Mr. Nicholas L. Pfeiffer has been named Corporate Controller succeeding Mr. Wood, effective September 1, 2013, and assuming Mr. Wood's responsibilities as chief accounting officer.

Mr. Pfeiffer, age 41, joined FMC in 2004 as Manager - External Reporting.  He was promoted to Director - External Reporting in 2007 and to Assistant Corporate Controller in 2012.  Prior to joining FMC, Mr. Pfeiffer was the Manager, Financial Reporting for Comcast Corporation from 2000 to 2004.   Mr. Pfeiffer is a certified public accountant and a member of both the American Institute of Certified Public Accountants and Financial Executives International.

Item 8.01. Other Events.
On August 12, 2013, FMC Corporation announced that in addition to the foregoing changes, Charles J. Thomas was elected Vice President - Finance, effective September 1, 2013. A copy of the press release concerning the foregoing changes is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/S/ PAUL W. GRAVES
Paul W. Graves Executive Vice President and Chief Financial Officer
Date: August 12, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release